EXHIBIT 99.1

Company Contact Mr. Ran Xiong, Deputy GM E-mail: xr968@163.net Tel: +86 (91) 6262 2612
Investor Relations Contact:
Mr. Crocker Coulson, President
E-mail: crocker.coulson@ccgir.com
Tel: +1 (646) 213-1915 (New York)

Mr. John Harmon, CFA, Sr. Account Manager
E-mail: john.harmon@ccgir.com
Tel: +86-10-6561-6886 (Beijing)

For Immediate Release:

China HGS Signs RMB 120 Million Residential-Apartment Bulk-Purchase Agreement

Hanzhong, Shaanxi province, CHINA – June 3, 2011 – China HGS Real Estate Inc. (NASDAQ: HGSH) (“China HGS” or “the Company”), a leading residential and commercial property developer in China’s southern Shaanxi province, today announced that the Company signed a residential-apartment bulk-purchase agreement (the “Agreement”) for a total price of RMB 120 million (approximately $18.5 million) with the Hanzhong Public Security Bureau on May 28, 2011.

The Agreement covers Tower C1 and Tower C3 of the Company’s “Mingzhu Beiyuan” project, which is comprised of a total of 224 residential-apartment units and is located in downtown Hanzhong.  The total price of the Agreement is RMB 120 million (approximately $18.5 million), with an average sales price of RMB 309 per square foot (approximately $47.50 per sq. ft.).  According to the Agreement, the Hanzhong Public Security Bureau has agreed to make an initial payment of RMB 100,000 for each apartment unit within 10 days of the date of the Agreement and make an additional payment to China HGS within two months of the date of the Agreement, raising its total payment to 50% of the total price (RMB 60 million, or approximately $9.2 million).  Moreover, China HGS will deliver all residential apartments to the Hanzhong Public Security Bureau within two and a half years after breaking ground.  In addition, China HGS also is required to complete the project design, obtain the necessary approvals, and perform the related preparation work within three months of the date of the Agreement.

“The signing of this important bulk-purchase agreement reflects the continuous growing demand in the Hanzhong real-estate market.  Through this agreement, China HGS has successfully secured a significant portion of the revenues for the Mingzhu Beiyuan project.  We will strictly comply with the agreed terms and make sure to deliver the high-quality project to our bulk purchase customer on a timely basis,” commented Mr. Xiaojun Zhu, Chief Executive Officer of China HGS Real Estate, Inc.

About China HGS Real Estate Inc.

China HGS Real Estate Inc., through its wholly owned subsidiary, Shaanxi Guangsha Investment and Development Group Co., Ltd., specializes in real estate development in China’s second-tier and third-tier cities. The Company’s real estate properties include multi-layer, sub-high-rise, and high-rise apartment buildings. The Company possesses the national grade II real estate qualification and was ranked as the No. 1 property developer in Hanzhong, Shaanxi Province in terms of market share in 2007, 2008, and 2009 successively.

Forward-looking Statements:

This press release contains certain statements that may include 'forward-looking statements'. All statements other than statements of historical fact included herein are 'forward-looking statements'. These forward looking statements are often identified by the use of forward-looking terminology such as 'believes,' 'expects' or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website http://www.sec.gov. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

###